                                                                     EXHIBIT 7.2

                          ALLIANCE ENTERTAINMENT CORP.


                       PREFERRED STOCK PURCHASE AGREEMENT


             422,500 Shares of Series A Convertible Preferred Stock
                           $0.01 Par Value Per Share


                                                                   July 16, 1996


To the Purchasers (the "Purchasers")
                        ----------
named in Section 1.1 below

Dear Sirs:

          The undersigned, ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers for cash 422,500
      -------
shares (the "Shares") of its Series A Convertible Preferred Stock, par value
             ------
$0.01 per share ("Preferred Stock").
                  ---------------

          The Shares will be issued pursuant to and subject to the terms and conditions of this Agreement (the terms "this Agreement" or "Purchase Agreement"
                                         --------------      ------------------
as used herein or in any Exhibit or Schedule hereto shall mean this Agreement and the Exhibits and Schedules hereto individually and collectively as they may from time to time be modified or amended).

          As used in this Agreement, the following terms shall have the following meanings:

          "BCI" shall mean BCI Growth IV, L.P.
           ---

          "BTC" shall mean BT Capital Partners, Inc.
           ---

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
    day on which commercial banks in New York City are authorized or required by law to close.

          "Certificate of Designations" shall have the meaning provided in
           ---------------------------
    Section 1.1(b).

          "Closing Date" shall mean the date of the closing of the purchase and
           ------------
    sale of Shares pursuant to the terms and conditions of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean the Company's Common Stock, par value
           ------------
    $0.0001 per share.

          "Conversion Shares" shall mean shares of Common Stock issued or
           -----------------
    issuable upon conversion of Preferred Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
    amended.

          "fully-diluted" shall mean taking into account all outstanding
           -------------
    warrants and options to acquire Common Stock as though exercised, and all outstanding securities convertible into Common Stock (including without limitation the Preferred Stock) as though converted on the date of determination.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
    state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "HSR Act" shall mean the Hart-Scott Rodino Antitrust Improvements Act
           -------
    of 1976 or any successor law, together with the regulations and rules issued thereunder.

          "Inducement Agreement" shall mean the Inducement Agreement
           --------------------
    substantially in the form of Exhibit C attached hereto, to be delivered
    pursuant to Section 3(e).    ---------

          "NYSE" shall mean the New York Stock Exchange.
           ----

          "Public Offering" shall mean any time a registration statement filed
           ---------------
    under the Securities Act respecting a primary offering of Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Stockholders Agreement" shall mean the Restated Stockholders
           ----------------------
    Agreement dated as of November 30, 1993, as amended, among the Company, BTC and the other stockholders of the Company parties thereto.

          "Subsidiary" shall mean each corporation or other entity, if any, of
           ----------
    which the Company or another Subsidiary shall own at least fifty percent (50%) of (x) the stock of any class having power under ordinary circumstances to vote for the election of directors or (y) the capital or equity, however named.

          In connection with the issuance of the Shares, the Company agrees with each of the Purchasers and the Purchasers severally agree with the Company as follows:

          Section 1. Purchase and Sale of Shares.
                     ---------------------------

          1.1  Preferred Stock.  (a) Subject to the terms and conditions of this
               ---------------
Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date, at a price of $100.00 per Share, the number of Shares of Preferred Stock set forth opposite such Purchaser's name below:

Name and Address
of Purchaser                                   Number of Shares
- ----------------                               ----------------

BT Capital Partners, Inc.                           350,000
130 Liberty Street, 25th Floor
New York, New York  10006

BCI Growth IV, L.P.                                  72,500
Glenpointe Centre West
Teaneck, New Jersey  07666-6883


          (b) The Preferred Stock shall be issued pursuant to a Certificate of Designations substantially in the form of Exhibit A hereto (the "Certificate of
                                          ---------              --------------
Designations"), which shall be in effect on the Closing Date.
- ------------

          1.2  Payment of Purchase Price for Shares.  The purchase price for the
               ------------------------------------
Shares shall be payable on the Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions.

          1.3  Financing Fee.  The Company agrees to pay to BTC on the Closing
               -------------
Date a financing fee in the amount of $1,250,000.

          1.4  Registration Rights. (a) The Company agrees to use best efforts
               -------------------
to maintain with respect to the Conversion Shares and all other shares of Common Stock held by the Purchasers on the Closing Date an effective registration statement under the Securities Act and a current prospectus relating thereto, and effective registration statements or qualifications under the securities laws of each holder's state of residence, for a period of five (5) years after the date hereof. To the extent such registration statements or qualifications are not maintained in effect, the Purchasers and the Company shall have the rights and obligations set forth in Exhibit B attached hereto with respect to
                                    ---------
registrations of the Company's securities under the Securities Act.

          (b)  The rights of a Purchaser under Sections 2 and 3 of Exhibit B
                                                                   ---------
shall cease to be exercisable after the later of (a) the fifth anniversary of the date of this Agreement, and (b) any date as of which the Purchasers have disposed of shares of Common Stock constituting 80% of the Common Stock held by them (including Conversion Shares issuable upon conversion of the Shares held by them) on the date hereof (determined on a fully-diluted basis), in either case provided that the Company shall continue to comply with the public information requirements for the availability of Rule 144 with respect to subsequent sales by the Purchaser.


          Section 2. Representations of the Company.
                     ------------------------------

          In order to induce the Purchasers to purchase the Shares, the Company hereby represents and warrants to, and agrees with, the Purchasers and their respective successors, endorsees and assigns that:

          2.1  Certificate of Designations.  The Company has filed the
               ---------------------------
Certificate of Designations with the Secretary of State of the State of Delaware. The Certificate of Designations and the resolutions of the Company's Board of Directors contained therein are in full force and effect.

          2.2  Organizational Documents.  The Company has delivered to the
               ------------------------
Purchasers an accurate and complete copy of (a) its Certificate of Incorporation and all amendments thereto, certified by the Secretary of State or other comparable authority of the jurisdiction of its incorporation, and (b) its By-laws and all amendments thereto, certified by its Secretary or Assistant Secretary.

          2.3  Existence and Qualification.  The Company is a corporation duly
               ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect on its business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

          2.4  Power and Authority.  The Company has all corporate power and
               -------------------
authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it. The Company has all corporate power and authority necessary to issue the Shares, and to execute, deliver, and perform its obligations under this Agreement (including without limitation Exhibit B hereto) and the Shares (collectively, the "Transaction Documents").
- ---------                                            ---------------------

          2.5  Corporate Action.  The Company has taken all corporate action
               ----------------
required to authorize the issuance of the Shares and the execution, delivery and performance of the Transaction Documents.

          2.6  Due Execution and Delivery.  The Company has duly executed and
               --------------------------
delivered each of the Transaction Documents. The certificates representing the Shares have been duly and properly authorized, executed and delivered.

          2.7  Consents; Governmental Approvals.  No consent or approval of any
               --------------------------------
person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the Shares, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (a) the approval of the Board of Directors of the Company, (b) the filing of the Certificate of Designations in the State of Delaware, (c) filings with the SEC, the NYSE and under state securities laws that may be required, (d) filings under the HSR Act contemplated by Section 4.6, and (e) approval of the stockholders of the Company contemplated by Section 4.7; in the cases of (a) and (b) above, each of which shall have been obtained or made prior to or simultaneously with the closing of the sale of Shares on the Closing Date.

          2.8  Binding Effect.  Each of the Transaction Documents is a legal,
               --------------
valid and binding obligation of the

Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies. The terms of the Certificate of Designations applicable to the Preferred Stock are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

          2.9  Absence of Conflicts.  The issuance of the Shares and the
               --------------------
execution, delivery and performance of the Transaction Documents by the Company do not and will not (a) conflict with or violate any provision of the Restated Certificate of Incorporation or By-laws of the Company, (b) conflict with or result in a violation, breach or default by the Company under (i) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it, or (ii) any material provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Closing, or by which or to which it or any of its property or assets is now or immediately after the Closing will be bound or subject, or (c) result in the creation or imposition of any lien, encumbrance or other charge on any of its properties or assets.

          2.10  No Defaults.  None of the Company or its Subsidiaries is, or
                -----------
immediately after the Closing will be, in default under or in violation of (a) its Certificate of Incorporation or By-laws, (b) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (c) any other agreement or instrument to which it is a party, (d) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (e) any license, permit, certification or approval requirement of any customer, supplier, governmental authority or other person, in the case of (c), (d) or (e) above, in any way that could reasonably be expected to have a material adverse effect on the present or prospective business, operations, prospects, properties, assets or condition (financial or otherwise) of such corporation, or the Company's ability to perform its obligations under any of the Transaction Documents.

          2.11  Capitalization and Stockholders.  The entire authorized, issued
                -------------------------------
and outstanding capital stock of the Company was as set forth in the SEC Documents, on and as of the dates indicated therein. Immediately after the Closing, all outstanding shares will be duly and validly issued and outstanding and fully-paid and non-assessable. Immediately after the Closing, except as described in the SEC Documents and other public announcements by the Company, and except for the Shares, there will be no options, warrants or other rights outstanding or proposed involving the issuance of any additional shares of capital stock of the Company, and except for this Agreement and the Stockholders Agreement there will be no agreements or other instruments providing registration rights to stockholders or holders of other securities of the Company.

          2.12  SEC Documents.  (a) The Common Stock of the Company is
                -------------
registered pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchasers true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1994 and 1995 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1994, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents").  The Company has not provided to the
                   -------------
Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

          (b) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.13  Financial Statements.  The financial statements of the Company
                --------------------
included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          2.14  No Material Adverse Change.  Since March 31, 1996, the date
                --------------------------
through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, there has been no material adverse change in the businesses, properties, prospects, operations or financial condition of the Company and its Subsidiaries, except as otherwise disclosed or reflected in other SEC Documents, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

          2.15  No Undisclosed Events or Circumstances.  No event or
                --------------------------------------
circumstance has occurred or exists with respect to the Company or its Subsidiaries, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed in writing to the Purchasers on or before the Closing Date.

          2.16  No General Solicitation.  Neither the Company, nor any of its
                -----------------------
affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

          2.17  No Integrated Offering.  Neither the Company, nor any of its
                ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act.

          2.18  Brokers.  The Company represents and warrants that it has
                -------
employed no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated.

          2.19  Untrue or Misleading Statements. Neither this Agreement nor any
                -------------------------------
other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company or, to the best of the Company's knowledge, by any other person, firm or corporation, to the Purchasers in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.


          Section 3.  Conditions Precedent.
                      --------------------

          The obligation of each Purchaser to purchase Shares hereunder on the Closing Date shall be subject to the satisfaction of each of the following conditions precedent on the Closing Date:

          (a) Representations.  All representations and warranties made in this
              ---------------
Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Shares.

          (b) Officer's Certificate.  The Company shall deliver to the
              ---------------------
Purchasers a certificate of its President or Executive Vice President dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the conditions in Sections 3(a).

          (c) No Material Adverse Change.  The Purchasers shall be satisfied
              --------------------------
that no event, circumstance or condition shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

          (d) Suspension of Trading.  Trading in the Company's Common Stock
              ---------------------
shall not have been suspended by the SEC or any exchange on which it is listed for trading (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by such exchange(s) shall not have been suspended or limited.

          (e)  Inducement Agreement.  Joseph J. Bianco shall have executed and
               --------------------
delivered to the Purchaser the Inducement Agreement, substantially in the form of Exhibit C attached hereto.
   ---------

          (f) Senior Debt Amendments.  The Third Amended and Restated Credit
              ----------------------
Agreement and Guaranty dated as of July 25, 1995 among the Company, The Chase Manhattan Bank, N.A., as agent, and the banks parties thereto shall have been amended, in form and substance satisfactory to the Purchasers, among other things, (i) to provide in effect that proceeds of the sale of Shares will not be used to reduce term loans outstanding thereunder, and (ii) to revise the financial covenants therein so that certain restructuring charges taken or to be taken by the Company will not breach such covenants.

          (g) Voting Agreement. The parties thereto shall have executed and delivered to the Purchasers a Voting Agreement substantially in the forms of Exhibit D attached hereto.
- ---------

          (h)  Legal Opinions.  The Company shall have delivered to the
               --------------
Purchasers the executed legal opinions of Messrs. Cahill Gordon & Reindel and Elliot Newman, Esq., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel.

          (i)  Fairness Opinion.  The Company shall have received, and shall
               ----------------
have delivered to the Purchasers a copy of, the opinion of Tucker Anthony Incorporated as to the fairness of the transactions contemplated hereby, in form and substance reasonably satisfactory to the Purchasers.

          (j) Fees.  The Purchasers (or their agents) shall have received the
              ----
fees and other amounts payable on the Closing Date referred to in Sections 1.3 and 10.5.

          (k) Additional Documents.  Each Purchaser shall have received all such
              --------------------
agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

          (l) Additional Matters.  All other documents and legal matters in
              ------------------
connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.


          Section 4.  Covenants.
                      ---------

          The Company covenants and agrees that:

          4.1  Registration and Listing.  The Company will cause its Common
               ------------------------
Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will take all action within its power to continue the listing or trading of its Common Stock on the NYSE and will comply in all respect with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

          4.2  Financial Statements and Information.  The Company will furnish
               ------------------------------------
or cause to be furnished to each of the Purchasers the following financial statements and information:

          4.2.1 All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company or any officer or director thereof with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

          4.2.2 With reasonable promptness, (a) all financial statements or reports (including comment letters to management) furnished to the Company by its independent certified public accountants, and (b) all press releases other than press releases dealing with the sale of its products in the usual and ordinary course of its business.

          4.2.3 Such information as any Purchaser shall reasonably require in order to furnish reports to the Small Business Administration or any other governmental authority.

          4.3  Use of Proceeds.  The Company will use the proceeds received from
               ---------------
the sales of Shares (a) to fund the purchase of catalog and other proprietary rights, (b) for general corporate purposes, and (c) to fund the legal and other reasonable expenses of the transactions contemplated by this Agreement and all other agreements delivered in connection herewith and therewith.

          4.4  Representatives of Purchasers.  The Company will (a) use best
               -----------------------------
efforts to cause to be elected to the Boards of Directors of the Company and (if so requested) each Subsidiary two (2) directors designated by BTC, and shall take no action that would diminish the prospects of such directors being elected; (b) at the option of BTC, in lieu of directors appointed by BTC, permit up to two non-voting representatives of BTC to attend all meetings of the Boards of Directors of the Company and its Subsidiaries; (c) permit one non-voting representative of BCI to attend all meetings of the Boards of Directors of the Company and its Subsidiaries; (d) provide to such directors or representatives all notices, documents and information furnished to the directors or stockholders of the Company and its Subsidiaries, at the same time as furnished to such directors or stockholders; (e) use best efforts to notify such directors or representatives of and permit such directors or representatives to participate by telephone in emergency meetings of the Boards and the stockholders, and to provide such directors or representatives copies of the minutes of all such meetings promptly after they are held; and (f) in connection with attendance at meetings of the Boards of Directors, committees thereof and of the stockholders of the Company and its Subsidiaries by each of the directors designated by BTC and the representative designated by BCI, (i) provide to BTC expense reimbursements, compensation and other benefits on terms at least as favorable as those paid or provided to each other outside director, and (ii) pay the reasonable expenses of the representative designated by BCI.

          4.5  Compliance with Applicable Law.  The Company will comply, and
               ------------------------------
cause each Subsidiary to comply, with each statute, law, rule, regulation, order or other governmental requirement, noncompliance with which (in any one (1) instance or in the aggregate) is likely to materially adversely affect (a) the business, operations, property or financial condition of the Company or such Subsidiary, or (b) the Company's ability to perform its obligations to the Purchasers.

          4.6  Pre-Merger Notification Act Compliance.  If in connection with
               --------------------------------------
any proposed conversion of Preferred Stock the Company or a Purchaser determines that a filing is required under the HSR Act, as promptly as practicable after notification of the proposed conversion is received the Company will make all such filings required by the HSR Act to be made in order to complete the proposed conversion. The Purchasers will cooperate with the Company to the extent reasonably necessary to complete such filings. The Company will pay all filing fees required in connection with such filings. The issuance of Conversion Shares resulting from such conversion may be delayed until two (2) days after the expiration of the applicable waiting period following such filing(s).

          4.7  Stockholder Approval. The Company shall exert best efforts as
               --------------------
promptly as practicable after the date
hereof to obtain the stockholders' approval and authorization of the issuance of Common Stock upon conversion of the Preferred Stock, all in accordance with the terms of the Certificate of Designations, and all to the extent necessary to satisfy the requirements of Rule 312.03 of the New York Stock Exchange Listed Company Manual, as applied to the issuance of Common Stock upon conversion of the Preferred Stock.

          4.8  Further Assurances.  The Company will execute and deliver or
               ------------------
cause to be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out its obligations under this Agreement.


          Section  5.  Consents.
                       --------

          Any provision in this Agreement to the contrary notwithstanding, with the written consents of Purchasers holding a majority of the outstanding Preferred Stock, or after the Preferred Stock has been redeemed or converted in full a majority of the Conversion Shares then held by all Purchasers, the Company may be relieved from the effect of any default hereunder or from compliance with any covenant, agreement or undertaking contained herein or in any instrument executed and delivered as herein provided, except the provisions
                                                          ------
of the Company's Restated Certificate of Incorporation and the Certificate of Designations relating to the Shares.

          Section 6.  Investment Representation.
                      -------------------------

          6.1  Securities Act.  Each Purchaser acknowledges that (a) the Shares
               --------------
being acquired by such Purchaser are not being registered under the Securities Act on the ground that the issuance thereof is exempt from registration under
Section 4(2) of the Securities Act as not involving any public offering, and (b) the Company's reliance on such exemption is predicated in part on the representation hereby made to the Company by such Purchaser that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and is acquiring its Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. None of the Purchasers is aware of any particular occasion, event or circumstance upon the occurrence or happening of which it intends to dispose of its Shares.

          6.2  Resales.  None of the Purchasers will sell or transfer all or any
               -------
part of its Shares unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of Eaton & Van Winkle, or other counsel skilled in securities matters (selected by such Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, or (ii) an interpretive letter from the staff of the SEC to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the foregoing shall not
                              --------  -------
apply with respect to (1) any transfer pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 thereunder, or (2) any transfers between a Purchaser and any institutional affiliate of such Purchaser for its own account.

          6.3  Legends.  The Company may place appropriate legends on the
               -------
certificates for the Shares and Conversion Shares concerning the restrictions set forth in this Section 6 and may refuse to transfer any of the Shares or Conversion Shares on its books should the holder thereof attempt to transfer any of them otherwise than in compliance herewith and therewith. The Company agrees to reissue certificates representing the Shares or, if applicable, the Conversion Shares without the legend provided for above at such time as (i) the holder thereof is permitted to dispose of such Shares or Conversion Shares pursuant to Rule 144(k) under the Securities Act, (ii) the Shares or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such Shares or Conversion Shares publicly without registration under the Securities Act, or (iii) such securities are registered under the Securities Act.


          Section 7.  Transfers.
                      ---------

          Subject only to compliance with the requirements of Section 6.2, each Purchaser shall be entitled to assign and transfer all or any part of its Shares or Conversion Shares, or any interest or participation therein, and its related rights under this Agreement; and upon the assignment or transfer by such Purchaser of all or any part of its Shares or Conversion Shares or its interest therein (except in a Public Offering, or a sale pursuant to Rule 144 thereunder), the term "Purchaser" as used herein shall thereafter include, to the extent of the interest so assigned or transferred, the assignee or transferee of such interest. Notwithstanding the foregoing, (a) Shares shall not be transferred to a competitor of the Company without the prior consent of the Company's Board of Directors, and (b) except for sales on the NYSE or otherwise made in the open market, or pursuant to a Public Offering, the Purchasers shall not sell or transfer Shares to any transferee unless such transferee has been approved by the Company, such approval not to be unreasonably withheld or delayed.

          Section  8.  Effectiveness of Agreement.
                       --------------------------

          The covenants contained in this Agreement shall continue in full force and effect with respect to the Purchasers until all Shares of Preferred Stock have been redeemed (and the redemption price therefor paid in full) or have been converted, and all Conversion Shares have been sold by the Purchasers in a Public Offering or pursuant to Rule 144, except that (i) the covenants contained in Section 1.4 shall terminate as provided in Section 1.4(b), and (ii) the covenants contained in Sections 4.2.2 and 4.4 shall terminate at such time as the total number of shares of Common Stock held by the Purchasers, on a fully-diluted basis, do not exceed 2,900,000.



          Section 9.  Judicial Proceedings.
                      --------------------

          9.1 The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the Shares or Conversion Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          9.2 The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.1 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          9.3 The Company consents to service of process in any suit, action or proceeding of the nature referred to in Section 9.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section 10.1 Such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

          9.4 Nothing in this Section 9 shall affect the right of any of the Purchasers to serve process in any manner permitted by law, or limit any right that any of the Purchasers may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one (1) jurisdiction in any other jurisdiction.

          9.5 THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SHARES OR THE CONVERSION SHARES.

          9.6 Upon breach or default by the Company with respect to any obligation hereunder, under the Shares or the Conversion Shares, the Purchasers (or their agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.


          Section 10.  Miscellaneous.
                       -------------

          10.1 Notices. All notices, requests, demands or other communications
               -------
to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, five (5) days after deposited in the mails, registered or certified with postage prepaid, addressed to the Company at 110 East 59th Street, New York, New York 10022 Attention: President, with a copy to the counsel for the Company, Elliot Newman, Esq., 1401 University Drive, Suite 305, Coral Springs, Florida 33071, and to the Purchasers at their respective addresses set forth in Section 1 of this Agreement, or to such other address as any of them shall specify in writing to the others. The Company shall maintain registers of the holders of the Shares and the Conversion Shares which shall contain the last address specified as provided in the preceding sentence. No other method of giving notice is hereby precluded. Upon reasonable request of any Purchaser, the Company will deliver to such Purchaser, at the Company's expense, additional copies of all financial statements, information and the like required hereunder.

          10.2 Cumulative Remedies, Etc.  No failure or delay on the part of any
               -------------------------
of the Purchasers in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Purchasers, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchasers, or any of them, would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the

Purchasers, or any of them, to take any other or further action in any circumstances without notice or demand.

          10.3 No Oral Changes; Assignment; Survival of Representations.  This
               --------------------------------------------------------
Agreement may not be changed or terminated orally. This Agreement shall be binding upon the Company and the Purchasers and their successors and assigns. The Company shall not make any assignment of its rights under this Agreement or subject this Agreement or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against the Purchasers. All agreements, representations and warranties made herein or in writing otherwise in connection herewith shall survive the issuance of the Shares.

          10.4 Several Obligations.  The Purchasers shall not be jointly
               -------------------
obligated hereunder; their obligations are several. The sales of Shares to the Purchasers shall be deemed separate sales to each Purchaser.

          10.5 Expenses.  The Company agrees to pay and save the Purchasers
               --------
harmless against liability for the payment of all out-of-pocket expenses arising in connection with the negotiation, preparation, execution, delivery and enforcement of, and any amendment, supplement or modification to, or waiver of any provision of, this Agreement or the Shares, and the reasonable fees and disbursements of Messrs. Eaton & Van Winkle, such fees and disbursements in respect of such preparation, execution and delivery to be paid by the Company on the Closing Date. Such other expenses shall be paid promptly by the Company as and when payment thereof is requested by the Purchasers. The obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

          10.6 Indemnification.  The Company agrees to indemnify and hold
               ---------------
harmless each Purchaser, its subsidiaries, directors, officers and employees, to the maximum extent permitted by law, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the

Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, and all action or failures to act and the transactions contemplated thereby, including (to the maximum extent permitted by law) any liability arising under Federal or state securities laws, except to the extent such liability shall result from any act or omission on such Purchaser's part constituting willful misconduct or gross negligence or the inaccuracy of representations in Section 6. The obligations of the Company under this Section
10.6 shall survive and continue to be in full force and effect notwithstanding the Shares not having been purchased, the redemption of the Shares or the termination of this Agreement.

          10.7 Publicity.  Each party to this Agreement agrees not to disclose
               ---------
the name of the other in any press release or other public disclosure, or in any proxy statements, prospectus or other, similar materials filings with any governmental entity, unless, in each such case, the other party first has reviewed and approved such usage, with such review and approval not to be unreasonably delayed or withheld.

          10.8 Governing Law.  This Agreement and the other agreements and
               -------------
instruments executed as provided herein, and the rights and obligations of the parties hereunder and thereunder, shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

          10.9 Counterparts.  This Agreement may be executed in two (2) or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

          10.11  Captions; Gender.  The descriptive headings of the Sections of
                 ----------------
this Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun.

          If you are in agreement with the foregoing, please sign in the space provided below.


                         ALLIANCE ENTERTAINMENT CORP.


                         By: /s/ Joseph Bianco
                            ---------------------------
                            Title:


The foregoing is hereby accepted
and agreed to as of the date
first above written.

Purchasers:
- ----------

BT CAPITAL PARTNERS, INC.


By: /s/ Robert Marakovits
   -----------------------
   Title:

BCI GROWTH IV, L.P.
By: Glenpointe Associates, LLC

By: /s/ Stephen Eley
   -----------------------
     General Partner
     Managing Member

                                   EXHIBIT B
                                   ---------

                                      to

                      Preferred Stock Purchase Agreement
                      among Alliance Entertainment Corp.
                       and the Purchasers named therein

                              Registration Rights
                              -------------------



          1.  Definitions.  As used in this Exhibit B, the following terms shall
              -----------
have the following meanings:

          "BCI Stockholder" means BCI Growth IV, L.P. and any transferee of
           ---------------
Shares originally owned by BCI Growth IV, L.P.

          "BT Stockholder" means BT Capital Partners, Inc. and any transferee of
           --------------
Shares originally owned by BT Capital Partners, Inc.

          "Common Stock" means Common Stock, par value $0.0001 per share, of the
           ------------
Company, including without limitation the Conversion Shares.

          "Conversion Shares" means shares of Common Stock issued or issuable
           -----------------
upon conversion of Preferred Stock.

          "Preferred Stock" means the Company's Series A Preferred Stock, par
           ---------------
value $0.01 per share.

          "Pro Rata" means, with respect to the shares of Common Stock that a
           --------
Registering Stockholder has requested be included in an underwritten public offering, but which are to be excluded from such offering as provided in this Exhibit B, the same proportion of the aggregate number of shares of Common Stock to be excluded from such offering as the aggregate number of shares of Common Stock held by such Registering Stockholder bears to the aggregate number of shares of Common Stock held by all Registering Stockholders whose shares are to be excluded.

          "Purchase Agreement" means the Preferred Stock Purchase Agreement
           ------------------
dated as of July __, 1996, among the Company and the Purchasers named therein, to which this Exhibit B is attached.

          "Registrable Securities" means, collectively, (i) Common Stock of the
           ----------------------
Company issued to Stockholders, including without limitation the Conversion Shares, and (ii) Common Stock issued or issuable by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require the registration or qualification of such securities under the Securities Act or any similar state law then in effect.

          "Registration Expenses" means all expenses incident to the Company's
           ---------------------
performance of or compliance with this Exhibit B and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company and of one special counsel to represent the holders on whose behalf Registrable Securities are being registered, but excluding (i) any allocation of the Company or selling Stockholder personnel or other general overhead expenses of the Company or of any selling Stockholder or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business, which shall be borne by the party incurring the expense in all cases, and (ii) any underwriting discounts and commissions with respect to such Registrable Securities, which shall be borne by the holder on whose behalf such Registrable Securities are being registered.

          "Stockholder" means a Purchaser or any other holder of Common Stock or
           -----------
Preferred Stock.

Unless otherwise defined herein, capitalized terms used in this Exhibit B have the meanings assigned to them in the Purchase Agreement.

          2. Registration on Request.  (a)  Upon the written request of (i) BT
             -----------------------
Stockholders holding more than fifty percent (50%) of the Shares then held by all BT Stockholders, or (ii) BCI Stockholders holding at least one million (1,000,000) shares of Common Stock (in either such case, the "Requesting
                                                                      ----------
Stockholders"), requesting that the Company effect the registration under the
- ------------
Securities Act of all or part of the Conversion Shares held by such Requesting Stockholders and specifying the intended method or methods of disposition of such Conversion Shares, the Company will promptly give written notice of such requested registration by registered or certified mail, return receipt requested, to all Stockholders and thereupon will use its best efforts to effect, at the earliest possible date, the registration, under the Securities Act, subject to Section 2(d), of

          (i) the Conversion Shares which the Company has been so requested to register by such Requesting Stockholders, for disposition as stated in such request, and

          (ii) all other Registrable Securities which the Company has been requested to register by Stockholders holding Registrable Securities (which Stockholders, together with the Requesting Stockholders, are referred to herein as "Registering Stockholders") by written request delivered to the
                ------------------------
     Company within thirty (30) days after the giving of such written notice by the

     Company (which request shall specify the intended method of disposition of such Registrable Securities),

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered, provided that (A) if the Company shall have previously effected a
            --------
registration of which notice has been given to all Stockholders holding Registrable Securities pursuant to Section 3, in which all BT Stockholders wishing to do so were permitted to sell all Registrable Securities they desired to sell, the Company shall not be required by any BT Stockholder to effect a registration pursuant to this Section 2 until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration, and (B) the Company shall not be obligated to effect more than two (2) such registrations requested by BT Stockholders or one (1) such registration requested by BCI Stockholders. Each registration requested pursuant to this
Section 2 shall be (i) effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which the Company is qualified to use), and (ii) if the Company is qualified and if agreed to in writing by the Requesting Stockholders, filed pursuant to Rule 415 under the Securities Act (or equivalent rule then in effect).

          (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by the Company pursuant to this Section 2.

          (c) The Company will not register securities for sale for the account of any Person other than (i) the Company, and (ii) holders of Registrable Securities. The Company will not grant to any Person the right to request a registration of securities except pursuant to Section 2(a) and pursuant to the Stockholders Agreement. The Company may grant incidental rights to participate in registrations comparable to those granted in Section 3.

          (d) If the registration so requested by the Requesting Stockholders involves an underwritten offering of the securities so being registered, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested to register under Section 2(a)(i) or (ii) will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting the registration, then the Company will promptly furnish each Registering Stockholder a copy of the opinion of the managing underwriter, will register the shares of Common Stock which the Registering Stockholders have requested pursuant to Section 2(a)(i) or (ii) in an amount not to exceed the maximum number of shares that the managing underwriter deems advisable and, to the extent necessary so that the aggregate number of shares to be registered does not exceed the maximum amount the managing underwriter deems advisable, will first reduce the number of shares that each Registering Stockholder, other than a Purchaser, has requested to register pursuant to
Section 2(a)(ii), Pro Rata, and then, to the extent necessary, reduce the number of shares that each Purchaser has requested to register pursuant to Section 2(a)(i) or (ii), Pro Rata.

          (e) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under this Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution provisions to the effect and to the extent provided in Section 6.

          (f) If, at any time after requesting registration pursuant to Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration request, any Requesting Stockholder shall determine for any reason not to register such Registrable Securities, such Requesting Stockholder may, at its election, give written notice of such determination to the Company. The Company shall then be relieved of its obligations to register any Registrable Securities in connection with such Requesting Stockholder's registration request (but not its obligation to pay the Registration Expenses in connection therewith as provided in Section 2(b)), without prejudice, however, to the rights pursuant to Section 2(a) of any other Registering Stockholders to request that such registration be effected.

          (g) In connection with the first request for registration pursuant to
Section 2(a), the Company may, within fifteen (15) days after its receipt of such request, give the Requesting Stockholders notice that it is the good faith intention of the Company to register securities under the Securities Act for sale for its own account. Thereafter, the provisions of Section 3 shall govern, and the Requesting Stockholders' registration request under Section 2(a) shall be deemed rescinded. The Requesting Stockholders shall again be entitled to request such registration under Section 2(a), but not sooner than the earliest of (i) ninety (90) days after the effective date of the Company's registration,
(ii) the Company's determination (of which the Company shall promptly notify the holders of Registrable Securities) not to proceed with its registration of securities, and (iii) the Company's failure to use best efforts to effect the registration of its securities.

          (h) In connection with any request for registration pursuant to
Section 2(a), the Company may, on one occasion only, upon a good-faith determination by the Company's Board of Directors that such a registration would interfere with the completion of a proposed corporate transaction, notify the Requesting Stockholders that it intends to defer such registration for up to one hundred twenty (120) days. In such event the Requesting Stockholders may rescind their registration request, and shall again be entitled to request such registration under Section 2(a), but not sooner than the end of the period of deferral determined by the Company.

          3.  Incidental Registrations.  (a) If, at any time, the Company
              ------------------------
proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
                                                --------

          (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 3(b)), without prejudice however to the rights of any Stockholders to request that such registration be effected as a registration under Section 2(a);

          (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Stockholders have requested the Company to register in accordance with this Section 3(a) concurrently with the securities being distributed by such underwriters will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the Company or the holders of the other securities to be distributed, as the case may be, then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such holder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among such holders); and

          (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

          (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

          4.  Registration Procedures.  (a) If and whenever the Company is
              -----------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3, the Company will as expeditiously as possible:

          (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities (in any event, use its best efforts to file such registration statement within sixty (60) days after the end of the period within which requests for registration may be delivered to the Company) and use its best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of nine (9) months after such registration statement becomes effective;

          (iii) furnish to each seller of such Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) furnish to each seller of Registrable Securities by means of such registration a signed counterpart, addressed to such seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement)and
     (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller may reasonably request;

          (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (vii) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (viii) use its best efforts to list such securities in the NASDAQ System and each securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

The Company may require each such holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

          (b) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under
Section 2), and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters, provided that, for
                                                              --------
purposes of this sentence, reasonable efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be so distributed. In all registrations under Section 2 or Section 3 hereof, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by underwriters shall be parties to any underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities.

          (c) Whenever a registration requested pursuant to Section 2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company and approved by the holders of Registrable Securities requesting registration thereof, such approval not to be unreasonably withheld.

          (d) If any registration pursuant to Section 2 or 3 shall be made in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between seven days prior to the effective date of such registration statement and one hundred twenty (120) days after the effective date of such registration statement.

          5. Preparation; Reasonable Investigation.  In connection with the
             -------------------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          6. Indemnification; Contribution. (a) In the event of any registration
             -----------------------------
of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 or 3, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such holder or any such director or officer or participating or controlling person may become subject under the Securities

Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless, with respect to the indemnification of the officers and directors of each underwriter and each other person participating as an underwriter, any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any securities laws, and the Company will reimburse such holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not
                                 --------  -------
be liable to any seller, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was specifically stated to be for use in the registration statement, prospectus, offering circular or other document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

          (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a), that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers or their underwriters specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such sellers.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided,
                                                                 --------
however, that the failure of any indemnified party to give notice as provided
- -------
herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party's rights are prejudiced, or liabilities and obligations under this Section 6 are increased, as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) Indemnification and contribution similar to that specified in this
Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) The rights and obligations of the parties under this Section 6 shall survive any termination of the Purchase Agreement.